EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

WASTE SERVICES, INC1
(Exact name of obligor as specified in its charter)

Delaware	01-0780204
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1122 International Blvd., Suite 601
Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices)

9 1/2% Senior Subordinated Notes due 2014
(Title of the indenture securities)

[1] See Table 1 – List of additional obligors

Table 1

	Guarantor	State of Incorporation	Federal EIN
1.	Waste Services of Florida, Inc.	Delaware	20-0435940
2.	Jacksonville Florida Landfill, Inc.	Delaware	20-0435912
3.	Jones Road Landfill and Recycling, Ltd.	Florida	59-2970819
4.	Omni Waste of Osceola County LLC	Ohio	90-0165790
5.	Cactus Waste Systems, LLC	Arizona	74-0193806
6.	Waste Services of Arizona, Inc.	Delaware	20-0193806
7.	Waste Services Limited Partner, LLC	Delaware	56-2454563
8.	Waste Services of Alabama, Inc.	Delaware	20-0682965
9.	WS General Partner, LLC	Texas	56-2454565
10.	Ruffino Hills Transfer Station LP	Texas	56-2454554
11.	Fort Bend Regional Landfill LP	Texas	56-2454559
12.	Florida Recycling Services, Inc. (a Delaware corporation)	Delaware	65-0735186
13.	Florida Recycling Services, Inc. (an Illinois corporation)	Illinois	36-4246742
14.	Sanford Recycling and Transfer, Inc.	Florida	04-3696825

Item 1.	General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 4th day of August 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

EXHIBIT 6
August 4, 2005
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Jane Y. Schweiger
Jane Y. Schweiger
Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,089
Interest-bearing balances		2,119
Securities:
Held-to-maturity securities		0
Available-for-sale securities		25,486
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,066
Securities purchased under agreements to resell		915
Loans and lease financing receivables:
Loans and leases held for sale		38,833
Loans and leases, net of unearned income	243,507
LESS: Allowance for loan and lease losses	2,367
Loans and leases, net of unearned income and allowance		241,140
Trading Assets		6,010
Premises and fixed assets (including capitalized leases)		3,453
Other real estate owned		130
Investments in unconsolidated subsidiaries and associated companies		321
Customers’ liability to this bank on acceptances outstanding		93
Intangible assets
Goodwill		8,612
Other intangible assets		9,619
Other assets		14,541

Total assets		$367,427

LIABILITIES
Deposits:
In domestic offices		$260,205
Noninterest-bearing	78,724
Interest-bearing	181,481
In foreign offices, Edge and Agreement subsidiaries, and IBFs		19,915
Noninterest-bearing	6
Interest-bearing	19,909
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		11,391
Securities sold under agreements to repurchase		3,347

Dollar Amounts
In Millions
Trading liabilities	4,996
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	14,191
Bank’s liability on acceptances executed and outstanding	93
Subordinated notes and debentures	7,606
Other liabilities	12,350

Total liabilities	$334,094

Minority interest in consolidated subsidiaries	52

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,521
Retained earnings	7,788
Accumulated other comprehensive income	452
Other equity capital components	0

Total equity capital	33,281

Total liabilities, minority interest, and equity capital	$367,427

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
Carrie Tolstedt	Directors
Pat Callahan